UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 28, 2023

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (this “Form 8-K/A”) is being filed by ON Semiconductor Corporation (the “Company”) solely for the purpose of amending and restating Item 9.01 of that certain Current Report on Form 8-K dated March 1, 2023 (the “Original Form 8-K”). Due to printer error, the Original Form 8-K was filed without attaching Exhibits 10.1 and 10.2. We are filing this Form 8-K/A solely to amend and restate Item 9.01 of the Original Form 8-K to include Exhibits 10.1 and 10.2. The Original Form 8-K otherwise remains unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed with this report.

Exhibit No.	Description

4.1	Indenture, dated as of February 28, 2023, among the Company, the guarantors party thereto and Computershare Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the Company’ Current Report on Form 8-K dated March 1, 2023)

4.2	Form of Global 0.50% Convertible Senior Note due 2029 (included in Exhibit 4.1)

10.1	Form of Confirmation for Convertible Note Hedges

10.2	Form of Confirmation for Warrants

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: March 2, 2023	By:	/s/ THAD TRENT
Thad Trent
Executive Vice President, Chief Financial Officer, and Treasurer